UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 16, 2018

comScore, Inc.

(Exact name of registrant as specified in charter)

Delaware	001–33520	54–1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11950 Democracy Drive

Suite 600

Reston, Virginia 20190

(Address of principal executive offices, including zip code)

(703) 438–2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

On January 16, 2018 (the “Closing Date”), and as described in more detail below, comScore, Inc. (the “Company”) and certain of its subsidiaries entered into agreements with funds affiliated with or managed by Starboard Value LP (collectively, the “Buyers”), providing for: (i) the sale to the Buyers (as defined below) of (A) $150,000,000 in aggregate principal amount of senior secured convertible notes (the “Notes”) of the Company, which Notes are convertible into shares (the “Conversion Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (B) warrants (the “Warrants”) exercisable for 250,000 shares of Common Stock (the “Warrant Shares”); (ii) the grant to the Buyers of an option (the “Notes Option”) to purchase up to an additional $50.0 million in aggregate principal amount of Notes (such Notes, the “Option Notes”); and (iii) the Company’s future right to conduct a rights offering, which offering will be open to all of the Company’s stockholders on a pro rata basis in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”) relating to offers of this type (the “Rights Offering”), of up to $150.0 million in aggregate principal amount of senior secured convertible notes of the Company, in each case subject to the terms and conditions contained in the applicable transaction documents described below.

Item 1.01	Entry into a Material Definitive Agreement.

The Notes were issued and sold pursuant to the terms and conditions of a Securities Purchase Agreement, dated as of the Closing Date, by and among the Company and the Buyers (such agreement, the “Purchase Agreement”). The Buyers exchanged $85.0 million of cash, and 2,600,000 shares of Common Stock owned by them, for the Notes and the Warrants, with the share exchange rate representing a 14.1% discount from the last closing bid price of the Common Stock on the OTC Markets on the trading day immediately preceding the Closing Date.

The Notes mature on January 16, 2022 (the “Maturity Date”). Interest on the Notes accrues at a minimum of 6.0% per year through January 30, 2019, and at a minimum interest rate of 4.0% per year thereafter (each date, an “Interest Reset Date”), in each case subject to upward adjustment to up to 12.0% per year, based upon the then-applicable Conversion Premium (as defined in the Note) as set out in the Note. In addition, in the event the Company has not filed with the SEC a Form 10-K containing its audited financial statements for the years ended December 31, 2015, 2016 and 2017 (the “Form 10-K”) by April 30, 2018 (the “Form 10-K Filing Deadline”), the then-applicable interest rate will increase by 2.0% until the Company becomes current in its filings under the Securities Exchange Act of 1934 (the “Exchange Act”) and until the next applicable Interest Reset Date, at which time such interest rate increase will no longer remain in effect.

Interest on the Notes is payable, at the option of the Company, in cash, or, subject to certain conditions, through the issuance by the Company of additional shares of Common Stock (the “PIK Interest Shares”). Any PIK Interest Shares so issued will be valued at the arithmetic average of the volume-weighted average trading prices of the Common Stock on each trading day during the ten consecutive trading days ending immediately preceding the applicable interest payment date.

The Notes are convertible into shares of Common Stock at any time prior to the Maturity Date at a price (the “Conversion Price”) equal to a 30.0% premium to the volume weighted average trading prices of the Common Stock on each trading day during the ten consecutive trading days commencing on the Closing Date, subject to a Conversion Price floor of $28.00 per share.

Pursuant to the terms of the Purchase Agreement, the Company granted the Notes Option to the Buyers, which is exercisable, in whole or in part, at any time or times through the date that is five business days after the Company files a registration statement relating to the Rights Offering. Option Notes may be purchased, at the option of the Buyers, through the exchange of a combination of cash and shares of Common Stock owned by the Buyers, subject to certain limitations, as set out in the Purchase Agreement. Any Option Notes purchased pursuant to the grant of the Notes Option will have the same terms, including as to maturity, interest rate, convertibility, and security, as the Notes. In the event the Notes Option is exercised by the Buyers, but the Company is unable to deliver any Option Notes due to, among other things, judicial or regulatory limitation, the Company will be obligated to deliver to the Buyers an equivalent amount of value through the issuance of additional warrants to purchase Common Stock, an increase in the interest rate on the Notes, or a reduction in the Conversion Rate of the Notes, as described in the Purchase Agreement.

The Notes are (and any Option Notes will be) guaranteed by certain of the Company’s direct and indirect wholly-owned domestic subsidiaries (the “Guarantors”) and are (and any Option Notes will be) secured by a security interest in substantially all of the assets of the Company and the Guarantors, pursuant to a Guaranty, dated as of the Closing Date, entered into by the Guarantors (the “Guaranty Agreement”), and a Pledge and Security Agreement, dated as of the Closing Date, among the Company, the Guarantors and Starboard Value and Opportunity Master Fund Ltd. as collateral agent (the “Security Agreement”).

The Notes contain (and any Option Notes will contain) certain affirmative and restrictive covenants with which the Company must comply, including covenants with respect to (i) limitations on additional indebtedness, (ii) limitations on liens, (iii) limitations on certain payments, (iv) maintenance of certain minimum cash balances and (v) the filing of the Form 10-K and certain other disclosures with the SEC.

Pursuant to the Purchase Agreement, the Company agreed to issue to the Buyers on the earlier of the closing of the Rights Offering and October 16, 2018, Warrants to acquire the Warrant Shares pursuant to the terms and conditions of a Warrant to Purchase Common Stock (the “Warrant Agreement”). The Warrants will entitle the holders thereof to purchase, on a one-for-one basis, shares of Common Stock at a price of $0.01 per share, and will be exercisable for five years from the date of issuance. The Warrants will not be subject to any anti-dilution protection, other than standard adjustments in the case of stock splits, stock dividends and the like.

Pursuant to the terms of the Purchase Agreement, the Company and the Buyers have agreed that, following the filing of the Form 10-K, the Company will have the right, but not any obligation, to undertake the Rights Offering of up to $150.0 million of senior secured convertible notes. Subject to the terms and conditions of the Rights Offering, if undertaken, the Company will distribute to all stockholders of the Company rights to acquire certain senior secured convertible notes of the Company (the “Rights Offering Notes”). Stockholders of the Company who elect to participate in the Rights Offering will be allowed to elect to have up to 30% of the Rights Offering Notes they acquire pursuant thereto delivered through the sale to or exchange with the Company of shares of Common Stock, with the per share value thereof equal to the closing price of the Common Stock on the last trading day immediately prior to the commencement of the Rights Offering. The Rights Offering Notes will be substantially similar to the Notes, except: (i) with respect to the date from which interest thereon will begin to accrue and the maturity date thereof (which will be four years from the date of issuance of the Rights Offering Notes); (ii) with respect to the conversion price thereof, which will be equal to 130% of the closing price of the Common Stock on the last trading day immediately prior to the commencement of the Rights Offering (subject to a conversion price floor of $28.00 per share); and (iii) that the Rights Offering Notes will be secured by assets of the Company’s wholly-owned domestic subsidiaries to the extent the capital stock and other securities of any such subsidiary can secure such notes without Rule 3-16 of Regulation S-X requiring separate financial statements of such subsidiary to be filed with the SEC.

Pursuant to the Purchase Agreement, the Buyers also agreed to enter into one or more backstop commitment agreements, pursuant to which they will backstop up to $100 million in aggregate principal amount of Rights Offering Notes through the purchase of additional Notes. Each Buyer’s pro rata obligation to backstop the Rights Offering will be reduced by the aggregate principal amount of Option Notes purchased by such Buyer.

The foregoing descriptions of the Purchase Agreement, the Note Agreement, the Guaranty Agreement, the Security Agreement and the Warrant Agreement do not purport to be complete and are qualified in their entirety by reference to the Purchase Agreement, the form of the Note Agreement, the Guaranty Agreement, the Security Agreement and the form of the Warrant Agreement, which are filed as Exhibits 10.1, 4.1, 10.2, 10.3 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

As contemplated by the Purchase Agreement, on the Closing Date, the Company entered into a registration rights agreement with the Buyers (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file one or more registration statements allowing for the resale of the Conversion Shares (including any Conversion Shares which may become issuable following the sale of any Option Notes), the Warrant Shares and the PIK Interest Shares. The Registration Rights Agreement requires, among other things, the Company to file a registration statement covering the resale of such securities within 30 days of the Company filing with the SEC the Form 10-K, and to use commercially reasonable efforts to have such registration statement declared effective within ninety days following the filing thereof. The Registration Rights Agreement also includes other customary provisions relating to, among other things, suspension periods and indemnification. The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Starboard Value LP and its affiliates (collectively, “Starboard”) own approximately 2.75% of the Company’s outstanding shares of Common Stock, after giving effect to the Buyers’ exchange of shares of Common Stock for the Notes and the Warrants as described above. As previously disclosed, pursuant to an Agreement dated as of September 28, 2017, by and among the Company and Starboard (the “September Agreement”), Starboard has, and has previously exercised, certain rights to recommend nominees for appointment to the Company’s Board of Directors. Pursuant to the September Agreement, the Company also granted to Starboard an offering participation right for certain private and public offerings of equity or equity-linked securities of the Company, also as previously disclosed.

Item 1.02	Termination of a Material Definitive Agreement.

On January 11, 2018, the Company voluntarily terminated the Credit Agreement, dated as of September 26, 2013 (the “Credit Agreement”), among the Company, Bank of America, N.A. and the other parties signatory thereto, and the Security and Pledge Agreement, dated as of September 26, 2013, among the Company, Bank of America,

N.A. and the other parties signatory thereto, in accordance with the terms thereof. At the time of termination of the Credit Agreement, the Company had $3.5 million in letters of credit outstanding, which remain outstanding and cash collateralized. The Company did not have access to other borrowings under the Credit Agreement at the time of termination.

Item 2.02	Results of Operations and Financial Condition.

On the Closing Date, the Company issued a press release (the “Press Release”) announcing the transactions contemplated by the Purchase Agreement and containing, among other things, ranges of the Company’s preliminary expectations for select financial metrics as of and for the nine months ended September 30, 2017 and as of and for the twelve months ended December 31, 2016. A copy of the Press Release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference. Such preliminary expectations for select financial metrics are based on the Company’s current expectations and may be materially adjusted as a result of, among other things, completion of the Company’s financial review procedures and audit process.

This Item 2.02 contains and incorporates by reference “forward-looking statements” within the meaning of federal and state securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from expectations, and relate to, among other things, statements regarding the Company’s current expectations and beliefs as to its financial results as of and for the periods presented. These forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to revise or update such statements to reflect future events or circumstances.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K, except the information with respect to the Warrants and Registration Rights Agreement, is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information included in Item 1.01 of this Current Report on Form 8-K, except the information with respect to the Registration Rights Agreement, is hereby incorporated by reference into this Item 3.02.

The issuance of the Notes, the Warrants, the Option Notes (if issued), and the shares of Common Stock issuable upon conversion of the Notes (and Option Notes, if applicable) and the exercise of the Warrants, will be exempt from registration under the Securities Act pursuant to Section 4(a)(2) and Rule 506 of Regulation D promulgated under the Securities Act. The sale of such securities to the Buyers was made through a private offering. The Buyers represented in writing that they were accredited investors and acquired the securities for their own accounts for investment purposes.

Item 8.01.	Other Events.

In connection with the other events disclosed in this Current Report on Form 8-K, the Company is providing an update as to the status of various recently completed and pending legal proceedings involving the Company, as set forth below.

The Company is involved in various legal proceedings from time to time. We establish reserves for specific legal proceedings when management determines that the likelihood of an unfavorable outcome is probable and the amount of loss can be reasonably estimated. Management also identifies from time to time certain other legal matters where an unfavorable outcome may be reasonably possible and/or for which no estimate of possible losses can be made. In those cases we do not establish a reserve until we can reasonably estimate the loss. The outcomes of legal proceedings are inherently unpredictable, subject to significant uncertainties, and could be material to our operating results and cash flows for a particular period. Set forth below is a summary of various pending or recently completed legal proceedings involving the Company.

Rentrak Merger Litigation

In October 2015, four class action complaints were filed in the Multnomah County Circuit Court in Oregon in connection with the Company’s merger with Rentrak Corporation (“Rentrak”), which became a wholly owned subsidiary of the Company on January 29, 2016. On November 23, 2015, these four actions were consolidated as In re Rentrak Corporation Shareholders Litigation, with the Company, Rentrak and certain former directors and officers of Rentrak named as defendants. On July 21, 2016, the lead plaintiff filed a second amended class action complaint, which alleged that Rentrak and its former officers and directors breached their fiduciary duties to Rentrak stockholders by, among other things, failing to disclose all material facts necessary for a fully informed stockholder vote on the merger. The complaint also alleged that we aided and abetted these alleged breaches of fiduciary duties. The complaint sought equitable relief in the form of a rescission of the merger, rescissionary damages, attorneys’ fees and costs. On February 6, 2017, a separate action, John Hulme v. William P. Livek et al., was also filed in the Multnomah County Circuit Court in Oregon, alleging materially similar claims and seeking the same relief as that of In re Rentrak. On March 24, 2017, the court dismissed the lead plaintiff’s aiding-and-abetting claim against us, and allowed the lead plaintiff to replead the claim. The court also dismissed the lead plaintiff’s claim seeking rescission of the merger.

On April 17, 2017, the parties in all cases reached an agreement in principle, settling all claims in the above-referenced matters. The defendants or their insurers agreed to pay the plaintiff class $19.0 million, of which amount we would contribute $1.7 million, or approximately 9%, and the remainder will be covered by our insurance. On May 24, 2017, the court signed an order granting preliminary approval of the parties’ stipulation of settlement. The Company’s contribution of $1.7 million was paid on July 18, 2017. A fairness hearing for final approval of the settlement took place on September 12, 2017, and the court granted final approval of the settlement and entered the final approval order that day. The relevant time periods for any appeal have lapsed and the settlement is final.

Derivative Litigation

The Consolidated Virginia Derivative Action. In May 2016 and July 2016, two purported shareholder derivative actions, Terry Murphy v. Serge Matta et al. and Ron Levy v. Serge Matta et al., were filed in the Circuit Court of Fairfax County, Virginia against us as a nominal defendant and against certain of our current and former directors and officers. The complaints alleged that the defendants intentionally or recklessly made materially false or misleading statements regarding the Company and asserted claims of breach of fiduciary duty, unjust enrichment, abuse of control, gross mismanagement and waste of corporate assets against the defendants. The complaints sought declarations that the plaintiffs can maintain the action on behalf of the Company, declarations that the individual defendants have breached fiduciary duties or aided and abetted such breaches, awards to the Company for damages sustained, purported corporate governance reforms, awards to the Company of restitution from the individual defendants and reasonable attorneys’ and experts’ fees. On February 8, 2017, the Levy plaintiff filed a motion for leave to file an amended complaint, attaching a proposed amended complaint (the “Proposed Amended Complaint”) alleging claims substantially similar to those alleged in the original complaint. On April 7, 2017, the Murphy and Levy parties filed a consent order consolidating the Murphy and Levy actions and designating the Proposed Amended Complaint as the operative complaint in the action if the court grants the motion for leave to file an amended complaint. The court entered the consent order on April 13, 2017 and granted the motion for leave to amend the complaint on May 19, 2017, designating the Proposed Amended Complaint as the operative complaint in the consolidated action.

The Assad Action. On April 14, 2017, another purported shareholder derivative action, George Assad v. Gian Fulgoni et al., was filed in the Circuit Court of Fairfax County, Virginia against us as a nominal defendant and against the same current and former directors and officers of the Company as the Murphy and Levy actions, as well as certain additional individuals. The Assad complaint alleges claims for breach of fiduciary duty, waste of corporate assets, and unjust enrichment, as well as a claim seeking to compel our Board of Directors to hold an annual stockholders’ meeting. In addition to an order compelling the Board of Directors to hold an annual stockholders’ meeting, the Assad complaint seeks judgment against the defendants in the amount by which we were allegedly damaged, an order directing defendants to provide operations reports and financial statements for all previous quarters allegedly identified by the Audit Committee as inaccurate, purported corporate governance reforms, the restriction of proceeds of defendants’ trading activities pending judgment, an award of restitution from the defendants, and an award of attorneys’ fees and costs. On May 25, 2017, the Assad plaintiff moved to vacate or modify the consent order in the consolidated Murphy and Levy actions insofar as that order appointed lead counsel and to allow for submission of briefs regarding the appointment of lead counsel. Lead counsel in the consolidated case responded to this motion on June 2, 2017. The court has not taken action on these motions. From June to August 2017, the parties filed, and the court entered, several agreed orders extending the time for parties who had been served to respond to the Assad complaint. On August 4, 2017, we moved for an order of consolidation of the Assad action into the consolidated Virginia action. The motion has not been brought for a hearing due to the pendency of the proposed derivative litigation settlement.

The Consolidated Federal Derivative Action. In December 2016 and February 2017, two purported shareholder derivative actions, Wayne County Employees’ Retirement System v. Fulgoni et al. and Michael C. Donatello v. Gian Fulgoni et al., were filed in the District Court for the Southern District of New York against us and certain of our current and former directors and officers. The complaints alleged, among other things, that the defendants provided materially false and misleading information regarding the Company, its business and financial performance. The Donatello complaint also alleged that the defendants breached their fiduciary duties, failed to maintain internal controls and were unjustly enriched to the detriment of the Company. The complaints sought awards of monetary damages, purported corporate governance reforms, the award of punitive damages, and attorneys’, accountants’ and experts’ fees and other relief. On March 3, 2017, the court granted a stay pending consideration of the parties’ stipulation to consolidate the Wayne County and Donatello actions. On April 25, 2017, the court signed and entered the parties’ stipulation to consolidate the two actions and lead plaintiffs filed a consolidated amended complaint on May 25, 2017. On June 20, 2017 and August 25, 2017, the court entered the parties’ stipulations and proposed orders temporarily staying the case and extending the time for us and all defendants to respond to the complaint. Following the proposed settlement discussions noted below, the court entered the parties’ stipulation and proposed order further staying proceedings pending application for preliminary approval of settlement on September 21, 2017.

Proposed Derivative Litigation Settlement. On September 10, 2017 we, along with all derivative plaintiffs and named individual defendants, reached a proposed settlement, subject to court approval, to resolve all of the above shareholder derivative actions on behalf of the Company. Under the terms of the proposed settlement, we would receive a $10.0 million cash payment, funded by the Company’s insurer. Pursuant to this proposed settlement, we have agreed, subject to court approval, to contribute $8.0 million in comScore common stock toward the payment of attorneys’ fees. The Company has also agreed as part of the proposed settlement to adopt certain corporate governance and compliance terms that were negotiated by derivative plaintiffs’ counsel and the Company. The parties are currently in the process of negotiating the final terms of the settlement stipulation. The settlement is conditioned upon approval of an agreed upon stipulation by the district court judge presiding in the consolidated derivative action.

Oregon Section 11 Litigation

In October 2016, a class action complaint, Ira S. Nathan v. Serge Matta et al., was filed in the Multnomah County Circuit Court in Oregon against certain of our current and former directors and officers and Ernst & Young LLP. The complaint alleged that the defendants provided untrue statements of material fact in our registration statement on Form S-4 filed with the SEC and declared effective on December 23, 2015. The complaint sought a determination of the propriety of the class, a finding that the defendants are liable and an award of attorneys’ and experts’ fees. On March 17, 2017, a separate action, John Hulme v. Serge Matta et al., was filed in the Multnomah County Circuit Court in Oregon alleging materially similar claims as the Nathan complaint against the same defendants. On April 18, 2017, the Nathan and Hulme cases were consolidated by order of the court. On April 24, 2017, all defendants filed motions to dismiss. After the motion was fully briefed and after a hearing, the Court denied all motions to dismiss on August 4, 2017. The parties are currently engaged in discovery, and on September 25, 2017, the Hulme plaintiff moved to certify the class. We filed our opposition to the Hulme plaintiff’s motion to certify the class on November 9, 2017. The Court held a hearing on the motion on December 5, 2017, and at that hearing, the Court deferred ruling on the motion until February 14, 2018 pending the proposed settlement in the Fresno County Employees’ Retirement Association case (described below). The Court stated it would consider whether to extend its deferral of its ruling on the Hulme plaintiff’s motion on February 14, 2018.

Federal Securities Class Action Litigation

Also in October 2016, a consolidated class action complaint, Fresno County Employees’ Retirement Association et al. v. comScore, Inc. et al., was filed in the District Court for the Southern District of New York against us, certain of our current and former directors and officers, Rentrak and certain former directors and officers of Rentrak. On January 13, 2017, the lead plaintiffs filed a second consolidated amended class action complaint, which alleged that the defendants provided materially false and misleading information regarding the Company and its financial performance, including in our and Rentrak’s joint proxy statement/prospectus, and failed to disclose material facts necessary in order to make the statements made not misleading. The complaint sought a determination of the propriety of the class, compensatory damages and the award of reasonable costs and expenses incurred in the action, including attorneys’ and experts’ fees. We and the individual defendants filed motions to dismiss, the court held oral argument on those motions on July 14, 2017, however, on July 28, 2017, the court denied those motions. On September 10, 2017, the parties reached a proposed settlement, subject to court approval, pursuant to the terms of which the settlement class will receive a total of $27.2 million in cash and $82.8 million in comScore Common Stock to be issued and contributed by comScore to a settlement fund to resolve all claims asserted against us. All of the $27.2 million in cash would be funded by our insurers. We have the option to fund all or a portion of the $82.8 million with cash in lieu of comScore common stock. The proposed settlement further provides that comScore denies all claims of wrongdoing or liability. On December 28, 2017, the parties entered into a Stipulation and Agreement of Settlement to be filed in the United States District Court for the Southern District of New York. The plaintiffs filed a motion for preliminary approval of the settlement on January 12, 2018. The settlement remains subject to final approval by the court, which is expected to occur in mid-2018.

Delaware General Corporation Law Section 211 Litigation

On July 25, 2017, Starboard Value and Opportunity Master Fund Ltd., a comScore shareholder, filed a verified complaint in the Delaware Court of Chancery pursuant to Delaware General Corporation Law Section 211(c), alleging that we had not held an annual meeting of stockholders for the election of directors since July 21, 2015 and seeking an order compelling us to hold an annual meeting. The plaintiff also moved for an order expediting proceedings. The court granted the order to expedite shortly thereafter, and the parties agreed to a trial date of September 14, 2017. The parties exchanged discovery on an expedited basis and filed pretrial briefs on September 7, 2017. On September 13, 2017, the parties agreed to continue the trial date to September 29, 2017. On September 28, 2017, we entered into an agreement with Starboard Value LP and certain of its affiliates (collectively, “Starboard”), which beneficially owned approximately 4.8% of our outstanding Common Stock as of that date, regarding, among other things, the membership and composition of the Board. Starboard also agreed to dismiss its litigation against the Company. On September 29, 2017, the parties canceled the trial and on October 2, 2017, the parties filed a joint stipulation dismissing the case with prejudice.

Privacy Demand Letters

On September 11, 2017, we and a wholly-owned subsidiary, Full Circle Studios, Inc., (“Full Circle”) received demand letters on behalf of named plaintiffs and all others similarly situated alleging that the Company and Full Circle collected personal information from users under the age of 13 without verifiable parental consent in violation of Massachusetts General Laws chapter 93A and the federal Children’s Online Privacy Protection Act (“COPPA”), 15 U.S.C. §§ 6501-06. The letters alleged that we and Full Circle collected such personal information by embedding advertising software development kits (“SDKs”) in applications created or developed by Disney. The letters sought monetary damages, attorneys’ fees and damages under Massachusetts law. We and Full Circle responded to the demand letters on October 11, 2017. The responses advised that, after investigating the allegations, the Company and Full Circle do not believe the threatened claims have any legal merit or factual support. No lawsuit has been filed. If a lawsuit is filed, we and Full Circle intend to vigorously defend ourselves.

Nielsen Arbitration/Litigation

On September 22, 2017, Nielsen Holdings PLC (“Nielsen”) filed for arbitration against comScore alleging that comScore breached the parties’ agreement regarding an alleged unauthorized use of Nielsen’s data to compete directly against Nielsen’s linear television services. comScore denied the allegations, and the matter is pending.

On September 22 and 25, 2017, Nielsen also filed a civil complaint against comScore in the United States District Court for the Southern District of New York seeking preliminary injunctive relief against any unauthorized use of Nielsen’s data. On October 11, 2017, we responded and objected to the request for a preliminary injunction. This matter remains pending with the Court. The Company intends to vigorously defend itself in these matters.

SEC Investigation

The United States Securities and Exchange Commission (“SEC”) is investigating allegations regarding revenue recognition, internal controls, non-GAAP disclosures and whistleblower retaliation. The SEC has made no decisions regarding this matter including whether any securities laws have been violated. The Company is cooperating fully with the SEC.

In addition to the matters described above, we are, and may become, a party to a variety of legal proceedings from time to time that arise in the normal course of our business. Regardless of the outcome, legal proceedings can have an adverse effect on us because of defense costs, diversion of management resources and other factors.

We have entered into indemnification agreements with each of our directors and certain officers, and our amended and restated certificate of incorporation requires us to indemnify each of our officers and directors, to the fullest extent permitted by Delaware law, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company. We have paid and continue to pay legal counsel fees incurred by the present and former directors and officers who are involved in legal proceedings that require indemnification.

This Item 8.01 contains “forward-looking statements” within the meaning of federal and state securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from expectations, and relate to, among other things, statements regarding the Company’s current expectations and beliefs as to the settlement of certain legal proceedings and the timing thereof. These forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to revise or update such statements to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Note

4.2	Form of Warrant

10.1	Securities Purchase Agreement, dated as of January 16, 2018

10.2	Guaranty Agreement, dated as of January 16, 2018

10.3	Pledge and Security Agreement, dated as of January 16, 2018

10.4	Registration Rights Agreement, dated as of January 16, 2018

99.1	Press release dated January 16, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Carol A. DiBattiste
Carol A. DiBattiste
General Counsel & Chief Compliance, Privacy and People Officer

Date: January 16, 2018